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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 10, 2000


                          AAROW ENVIRONMENTAL GROUP, INC.
           (Exact name of registrant as specified in its charter)


           NEVADA                         0-6292                73-1491593
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
     of incorporation)                                     Identification No.)


      110 WEST 7TH STREET, SUITE 200
             TULSA, OKLAHOMA                              74119-1108
(Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code:  (918) 853-7700

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective July 10, 2000, Aarow Environmental Group, Inc. (the "Registrant") dismissed James Childress as Registrant's independent accountants. Upon the recommendation and approval of its Board of Directors, Registrant appointed Grant Thornton LLP as Registrant's independent accountants, effective July 10, 2000.

James Childress' reports on Registrant's 1999 and 1998 consolidated financial statements contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified, as to uncertainty audit scope, or accounting principles.

There have been no disagreements with James Childress on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of James Childress would have caused it to make reference to the subject matter of the disagreements in connection with his reports.

There have been no reportable events with respect to Registrant as described at Item 304 of Regulation S-B.

On July 10, 2000, Registrant engaged Grant Thornton LLP as its principal accountants to audit Registrant's consolidated financial statements. Registrant has not previously consulted with Grant Thornton LLP on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements or (ii) concerning any subject matter of a disagreement or reportable event with James Childress.

Registrant is submitting a letter from James Childress addressed to the Securities and Exchange Commission stating whether James Childress agrees with the statements contained herein as they relate to Mr. Childress.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                 Not applicable.

         (b)  Pro forma financial information.

                 Not applicable.

         (c)  Exhibits.

                 16.1 Letter of James Childress addressed to the Commission dated July 10, 2000.


                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AAROW ENVIRONMENTAL GROUP, INC.
                                       (Registrant)


                                       By: /s/ RONALD L. BAKER
                                          ---------------------------------
                                               Ronald L. Baker
                                               Chief Executive Officer

Date: July 12, 2000


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